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                                                                     EXHIBIT 5.1
                        Testa, Hurwitz & Thibeault, LLP



                                          April 20, 2000



MatrixOne, Inc.
Two Executive Drive
Chelmsford, MA 01824

   Re: Registration Statement on Form S-8 Relating to each of the 2000 Employee
       Stock Purchase Plan, the 1999 Stock Plan, the Amended and Restated 1996 Stock Plan and the Amended and Restated 1987 Stock Option Plan (collectively, the "Plans")

Dear Sir or Madam:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by MatrixOne, Inc. (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 19,209,321 shares of Common Stock, par value $0.01 per share, of the Company issuable pursuant to the Plans (the "Shares").

     We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plans, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-Laws, the minute books and stock records of the Company, and originals or certified copies of such other certificates, documents, records and materials as we have deemed necessary for the purpose of rendering this opinion.

     We are members of the Bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                              Very truly yours,

                              /s/ TESTA, HURWITZ & THIBEAULT, LLP